UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MILESTONE PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT ANNUAL MEETING INFORMATIONVote by Internet • Go to www.envisionreports.com/milestone2024 • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website FoldMilestone Pharmaceuticals Inc. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders of Milestone Pharmaceuticals Inc. to be Held on August 28, 2024 We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:www.envisionreports.com/milestone2024Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view the proxy materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/milestone2024 to view the proxy materials. Step 2: Click on Cast Your Vote. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. You may also access our proxy materials in the investor relations section of our website at www.milestonepharma.com and under our issuer profile at www.sedarplus.com. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before August 13, 2024 to facilitate timely delivery.FoldU M P Q020JEB

Milestone Pharmaceuticals Inc. Shareholder Meeting Notice Milestone Pharmaceuticals Inc. 2024 Annual Meeting of Shareholders will be held on August 28, 2024 via a virtual meeting portal at https://meetnow.global/MLPVQH5. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations, where applicable. The Board of Directors recommends that you vote FOR the following proposals. 1. Election of Directors. Nominees: Robert J. Wills, Phd Seth H.Z. Fischer Lisa M. Giles Joseph Oliveto Michael Tomsicek Stuart M. Duty Andrew R. Saik 2. Appoint PricewaterhouseCoopers LLP as auditors. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. Your online or telephonic vote or completed proxy card must be received by 5:00 p.m. (Eastern Time) on August 26, 2024 or, if the meeting is adjourned or postponed, your online or telephonic vote or completed proxy card must be received at least 48 hours, excluding Saturdays, Sundays and applicable holidays, before the reconvened meeting. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person. Please review the proxy materials before voting.For directions and additional information regarding attending the meeting, please consult the proxy materials or contact Investor Relations at ir@milestonepharma.com.Here’s how to order a paper copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/milestone2024. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials. g Telephone – Call us free of charge at within North America - 1-866-962-0498 or direct, from Outside of North America - (514) 982-8716 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to service@computershare.com with “Proxy Materials Milestone Pharmaceuticals Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings. g If you have questions about electronic delivery of proxy materials, you can also call Milestone Investor Relations at (514) 336-0444 or send an email to ir@milestonepharma.com. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before August 13, 2024.020JFB